Exhibit 10.16.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement is made this 28th day of April, 2003 by and between FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United State of America with an address at 100 Federal Street, Boston, Massachusetts 02110 (the “Bank”) and MAXWELL SHOE COMPANY, INC., having a principal place of business at 101 Sprague Street, Readville, Massachusetts 02137 (the “Borrower”).

Reference is made to a certain loan arrangement (the “Loan Arrangement”) between the Bank and the Borrower evidenced by, among other documents, instruments, and agreements, the following:

(i)	a certain Demand Promissory Note dated September 2, 1998 in favor the Bank as successor in interest to BankBoston, N.A. in the original principal amount of Thirty-Five Million and No/100 ($35,000,000.00) Dollars, as amended by that certain First Amendment to Demand Promissory Note dated April 28, 2003 (the “Note”);

(ii)	a certain letter of agreement dated September 2, 1998 by and between the Borrower and the Bank (the “Letter Agreement”);

(iii)	a certain extension letter agreement dated April 24, 2000 by and between the Borrower and the Bank (the “First Extension Letter”);

(iv)	a certain Loan Modification Agreement dated April 30, 2001 by and between the Borrower and the Bank (the “Modification Agreement”);

(v)	a certain extension letter agreement dated April 23, 2002 by and between the Borrower and the Bank (the “Second Extension Letter”); and

(vi)	a certain extension letter agreement dated July 17, 2002 by and between the Borrower and the Bank (the “Third Extension Letter”).

The Note, Letter Agreement, Modification Agreement, First Extension Letter, Second Extension Letter and Third Extension Letter, together with any and all other instruments, documents contracts or agreements which evidence, secure or otherwise relate to the Borrower’s obligations with respect to the Loan Arrangement, all as modified by any prior amendment agreements are herein collectively referred to as the “Loan Documents.”

Whereas, the Borrower has requested that the Bank agree to the modification of the Loan Documents, and the Bank has so agreed, but only upon the terms and conditions set forth hereinafter.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the Bank and the Borrower that the Loan Documents are amended effective April 28, 2003 as follows:

1.	The line of credit facility evidenced by the Loan Documents shall expire on, the earlier to occur of (i) DEMAND by the Bank, or (ii) April 26, 2004, at which time the credit availability may be extended, modified, or terminated in the Bank’s sole discretion. Nothing herein shall be construed as a limitation on the Bank’s right to demand repayment of all amounts due to it under the Loan Documents ON DEMAND.

2.	All references in the Loan Documents to “Expiration Date” shall refer to April 26, 2004.

3.	All references in the Loan Document to April 28, 2003 are hereby deleted and April 26, 2004 is substituted therefore.

4.	All references in the Loan Documents to “principal amount” or “principal” shall refer to Forty Million and No/100 Dollars ($40,000,000.00).

5.	All references in the Loan Documents to Thirty Five Million and No/100 Dollars ($35,000,000.00) are hereby deleted and Forty Million and No/1000 Dollars ($40,000,000.00) substituted therefore.

6.	In all other respects, the Loan Documents, including, but not limited to the Note, Letter Agreement, Modification Agreement, First Extension Letter, Second Extension Letter and Third Extension Letter, are hereby confirmed and ratified and all terms and provisions not amended hereby shall remain in full force and effect. To the extent that any term and condition of any Loan Document is inconsistent with the terms and provisions hereof, such document is hereby amended to reflect the modifications and amendments set forth in this Agreement.

REPRESENTATIONS AND WARRANTIES

7.	To induce the Bank to enter into this Agreement, the Borrower represents and warrants that:

(a)	the execution and delivery by the Borrower of this Agreement and the performance by the Borrower of the Loan Documents as amended hereby and the transactions contemplated hereby and thereby; (i) are within the Borrower’s power and authority; (ii) have been authorized by all necessary action; (iii) do not require the consent or approval of any governmental authority or any other party; (iv) will not contravene any provision of the articles of incorporation or by-laws, partnership agreement, declaration of trust, or similar organization documentation of the Borrower, or any law, rule or regulation applicable to the Borrower; and (v) will not constitute a default under any other agreement, order or undertaking binding on the Borrower.

(b)	this Agreement has been duly executed and delivered by the Borrower, and all of the terms and provisions hereof and of the Loan Documents as amended hereby constitute the legal, valid, binding and enforceable obligations of the Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally;

(c)	all the representations and warranties contained in the Loan Document, after giving effect to the amendments and modifications contemplated hereby are true and correct on and as of the date hereof as though made on and as of the date hereof; and

(d)	as of the date hereof, the Borrower has no defenses, counterclaims, offsets or other claims against the Bank or any of its officers, employees, agents, attorneys, predecessors, affiliates, or other representatives of any nature, relating to the Loan Arrangement.

CONDITIONS TO EFFECTIVENESS

8.	The effectiveness of this Agreement is subject to the conditions precedent that:

(a)	the Bank shall have received, in form and substance satisfactory to it, an executed copy of this Agreement; and

(b)	the Bank shall have received certified copies of all documents relating to the Borrower as the Bank may reasonably request, including, without limitation, the resolution of the Borrower identifying the persons authorized to execute, deliver and take all other actions required under or in furtherance of this Agreement, and the Loan Documents, as amended hereby, and providing specimen signatures of such persons.

MISCELLANEOUS

9.	This Agreement does not constitute a discharge, release or waiver of any of the Borrower’s obligations or liabilities under the Loan Documents, or any other agreements to which the Bank and the Borrower and any guarantor are parties, all of which remain in full force and effect.

10.	This Agreement and the rights and obligations of the parties hereunder shall be deemed to be a document executed under seal and shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

11.	This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective administrators, successors and assigns. This Agreement may only be amended in writing.

12.	The Loan Documents, as amended, are intended by the parties at the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by the Loan Documents, as amended, and no party is relying on any promise, agreement or understanding not set forth in the Loan Documents. The Loan Documents may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

MAXWELL SHOE COMPANY, INC.

/s/ ROGER MONKS 4/28/03	By:	/s/ RICHARD BAKOS 4/28/03

Witness		Richard Bakos

FLEET NATIONAL BANK

By:	/S/ JENNIFER D. MCGRADY

Name: Jennifer D. McGrady Its: Vice President

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